Exhibit 99.2
FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. ANNOUNCES LEADERSHIP SUCCESSION PLAN

•	Greg Johnson to be Promoted to Chief Executive Officer and Co-President

•	Jeff Shaw to be Promoted to Chief Operating Officer and Co-President

•	Greg Henslee to be Nominated as Executive Vice Chairman of the Board

Springfield, MO, February 7, 2018 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, today announced the Company’s leadership succession plan. Effective May 8, 2018, Greg Johnson will be promoted to Chief Executive Officer (“CEO”) and Co-President, and Jeff Shaw will be promoted to Chief Operating Officer (“COO”) and Co-President. Greg Henslee, who currently serves as the Company’s CEO and member of the Board of Directors (“Board”), has been nominated as Executive Vice Chairman of the Board and will serve in that role subject to his election as a director at O’Reilly’s upcoming Annual Shareholders’ Meeting in May. David O’Reilly will remain in his role as Executive Chairman of the Board.

“After 33 years with Team O’Reilly and 13 years as CEO, Greg has communicated his desire to transition into a new role with the Company,” said Mr. O’Reilly. “We are very pleased to nominate Greg to serve as Executive Vice Chairman. Greg has provided outstanding executive leadership for our Company, and we are extremely fortunate to retain his continued guidance in operating the company. Greg has done an exceptional job planning for his succession by preparing Greg Johnson and Jeff Shaw to take over the day-to-day operations of the business.”

During Mr. Henslee’s leadership tenure, O’Reilly achieved tremendous growth. He was promoted in 2005 to the role of CEO when O’Reilly had 1,249 stores across 19 states and generated $1.7 billion of sales the previous year. By the end of 2017, O’Reilly had grown to 5,019 stores across 47 states and generated $9 billion in sales.

“It has been my great privilege to be part of our amazing growth and success during my time as CEO,” stated Mr. Henslee. “The achievements were driven by our team members’ dedication to providing excellent customer service, executing our Dual Market Strategy and living the O’Reilly culture instilled in the organization by the O’Reilly family. During my time as CEO, Greg and Jeff have both been critical members of the O’Reilly leadership team, with Greg leading our Supply Chain and Jeff leading Store Operations and Sales. Their long tenure with the Company and significant industry knowledge, combined with our long-tenured executive management team, position the Company to build upon our record of 25 consecutive years of comparable store sales growth and record revenue and operating income.”

“It is an incredible honor to become CEO of O’Reilly, and I look forward to building on the Company’s success,” commented Mr. Johnson, who will become only the third CEO in O’Reilly’s history. “When I officially joined Team O’Reilly in 2001 as part of the Company’s Mid-State acquisition, I knew I was joining a growing and dynamic company. Today, we operate a much larger business; however, the fundamentals that drive our business’ growth and profitability remain the same. I look forward to leading our talented team to continued success by perpetuating our culture, executing our Dual Market Strategy and focusing on providing our customers with an exceptional level of service. Greg Henslee and David O’Reilly have both set great examples as leaders, and I look forward to continuing to leverage their expert guidance as Executive Board members.”

“Back when I started selling parts on the counter in 1988, you needed knowledgeable parts professionals with great parts availability to win customers’ business. The same holds true today. Our Company has always adhered to a promote-from-within philosophy, and growing future leaders is the most important and rewarding part of my position,” said Mr. Shaw. “The markets where we operate are extremely competitive, and we have to continue to build great teams that out work and out hustle our competitors to continue to grow our market share. It is truly a privilege to lead our more than 72,000 store and distribution team members, as we work tirelessly to be the most knowledgeable and friendliest parts store with the best parts availability in every market we serve. I look forward to working alongside the talented O’Reilly team as we continue to work to exceed our customers’ expectations.”

About Gregory D. Johnson
Mr. Johnson, Co-President, joined O’Reilly in 2001 as part of the acquisition of Mid-State Automotive Distributors and has combined industry experience of 36 years. His primary areas of responsibility are Merchandise, Logistics, Purchasing, Inventory Management, Pricing, Advertising, Information Technology, Legal, Risk Management, Loss Prevention, Human Resources and Finance. Mr. Johnson’s O’Reilly career began as a part-time Distribution Center Team Member and progressed through the roles of Retail Systems Manager, Warehouse Management Systems (WMS) Development Manager, Director of Distribution, Vice President of Distribution Operations, Senior Vice President of Distribution Operations, and Executive Vice President of Supply Chain. He has held the position of Co-President since February of 2017.

About Jeff M. Shaw
Mr. Shaw, Co-President, has been an O’Reilly Team Member for 29 years and has combined industry experience of 34 years. Mr. Shaw’s primary areas of responsibility are Store Operations, Sales, Distribution Operations, Real Estate, Jobber Sales and Acquisitions. Mr. Shaw’s O’Reilly career began as a Parts Specialist and progressed through the roles of Store Manager, District Manager, Regional Manager, Vice President of the Southern Division, Vice President of Sales and Operations, Senior Vice President of Sales and Operations, and Executive Vice President of Store Operations and Sales. Mr. Shaw has held the position of Co-President since February of 2017, and will retain the same areas of responsibility upon his promotion to COO and Co-President.

About O’Reilly Automotive, Inc.
O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets. Visit the Company’s website at www.oreillyauto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities and other programs. As of December 31, 2017, the Company operated 5,019 stores in 47 states.

Forward-Looking Statements
The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend” or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, the economy in general, inflation, product demand, the market for auto parts, competition, weather, risks associated with the performance of acquired businesses, our ability to hire and retain qualified employees, consumer debt levels, our increased debt levels, credit ratings on public debt, governmental regulations, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2016, for additional factors that could materially affect the Company’s financial performance. Forward-looking statements speak only as of the date they were made and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information contact:	Investor & Media Contact
Mark Merz (417) 829-5878